Exhibit 3
                                                                       ---------

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------



                         SERIES A CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

                               DATED MAY 20, 1997

                                  BY AND AMONG

                                  ANICOM, INC.

                                       AND

                   EACH OF THE PURCHASERS LISTED ON EXHIBIT A


--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

                                                                                                               PAGE

   SECTION 1      Definitions...................................................................................  1
         1.1      Defined Terms.................................................................................  1

   SECTION 2      Authorization and Sale of Convertible Preferred Stock.........................................  4
         2.1      Authorization of Convertible Preferred Stock..................................................  4
         2.2      Sale and Purchase of Convertible Preferred Stock..............................................  4
         2.3      Use of Proceeds...............................................................................  4

   SECTION 3      Closing Date; Delivery........................................................................  5
         3.1      Closing Date..................................................................................  5
         3.2      Delivery......................................................................................  5

   SECTION 4      Representations and Warranties of the Company.................................................  5
         4.1      Organization, Good Standing and Qualification.................................................  5
         4.2      Capitalization................................................................................  6
         4.3      Subsidiaries..................................................................................  6
         4.4      Partnerships..................................................................................  7
         4.5      Authorization.................................................................................  7
         4.6      Consents......................................................................................  7
         4.7      Absence of Litigation.........................................................................  7
         4.8      Insurance.....................................................................................  7
         4.9      Patents and Trademarks........................................................................  7


                                       i




         4.10     Compliance with Other Instruments and Legal Requirements......................................  8
         4.11     Material Agreements; Action...................................................................  8
         4.12     Disclosure....................................................................................  9
         4.13     Brokers' Fees.................................................................................  9
         4.14     Registration Rights...........................................................................  9
         4.15     Real Property.................................................................................  9
         4.16     Tangible Personal Property.................................................................... 10
         4.17     Environmental Matters......................................................................... 10
         4.18     Company SEC Reports and Financial Statements.................................................. 11
         4.19     Changes....................................................................................... 12
         4.20     Employee Benefit Plans........................................................................ 13
         4.21     Taxes......................................................................................... 15
         4.22     Minute Books.................................................................................. 15
         4.23     Labor and Employment Matters.................................................................. 16

   SECTION 5      Representations, Warranties and Covenants of the Purchasers................................... 16
         5.1      Accredited Investor; Experience; Risk......................................................... 16
         5.2      Investment.................................................................................... 17
         5.3      Authorization................................................................................. 17
         5.4      Consents...................................................................................... 17
         5.5      Brokers' Fees................................................................................. 17
         5.6      Plan Assets................................................................................... 17
         5.7      Restrictive Legends........................................................................... 17

   SECTION 6      Conditions to Closing of Purchasers........................................................... 18
         6.1      Representations and Warranties Correct........................................................ 18
         6.2      Covenants..................................................................................... 18
         6.3      Opinion of Company's Counsel.................................................................. 18
         6.4      No Material Adverse Change.................................................................... 18
         6.5      Certificate of Designation.................................................................... 18
         6.6      State Securities Laws......................................................................... 19
         6.7      Issuance of Shares............................................................................ 19
         6.8      Certificates.................................................................................. 19
         6.9      Organizational Documents...................................................................... 19
         6.10     Stockholders' Agreement....................................................................... 19

   SECTION 7      Conditions to Closing of the Company.......................................................... 19
         7.1      Representations............................................................................... 19
         7.2      Covenants..................................................................................... 19
         7.3      Purchase Price................................................................................ 19
         7.4      Certificate................................................................................... 19
         7.5      Stockholders' Agreement....................................................................... 20

   SECTION 8      Covenants of the Company...................................................................... 20
         8.1      Information................................................................................... 20
         8.2      Preemptive Rights............................................................................. 21
         8.3      Shelf Registration............................................................................ 22
         8.4      Delay and Holdback of Registration............................................................ 26
         8.5      Negative Covenants............................................................................ 26

   SECTION 9      Miscellaneous................................................................................. 27


                                       ii



         9.1      Amendment; Waiver............................................................................. 27
         9.2      Notices....................................................................................... 27
         9.3      Survival of Representations, Warranties and Covenants......................................... 28
         9.4      Severability.................................................................................. 28
         9.5      Successors and Assigns........................................................................ 28
         9.6      Entire Agreement.............................................................................. 28
         9.7      Choice of Law................................................................................. 28
         9.8      Counterparts.................................................................................. 28
         9.9      Costs and Expenses............................................................................ 29
         9.10     Indemnification............................................................................... 29
         9.11     No Third-Party Beneficiaries.................................................................. 30



                                      iii





                                  ANICOM, INC.
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated May 20, 1997 (this "Agreement"), by and between ANICOM, INC., a Delaware corporation (the "Company") and each purchaser set forth on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company has issued and outstanding the shares of capital stock described in Section 4.2 hereof and the Company has reserved for issuance additional shares of capital stock upon the exercise of the outstanding convertible securities identified in Section 4.2;

         WHEREAS, the Company proposes to issue and sell, and the Purchasers wish to purchase, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock") on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   Definitions
                                   -----------

                Defined Terms.  The following terms are defined as follows:

         "Affiliate" means, with respect to any Person, (i) any Person in which such Person holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person and (ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i).

         "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, to provide benefits, other than salary, as compensation for services rendered, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment or change of control agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs and employee discounts, in each case with respect to any present or former employees, directors, or agents.

         "Code" means the Internal Revenue Code of 1986 (or any successor thereto), as amended from time to time.

         "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or will have any liability (whether actual, contingent, direct or indirect) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

         "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company or any Subsidiary has or will have any liability (whether actual, contingent, direct or indirect).






         "Company's Knowledge" or derivations thereof shall mean knowledge of the executive officers of the Company, including without limitation, Alan B. Anixter, Scott C. Anixter, Donald C. Welchko, Carl E. Putnam, Robert L. Swanson, Robert Brzustewicz, Sr., Glen M. Nast and Lee Smela.

         "Effectiveness Period" means the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

         "Employee Benefit Plan" means any Employee Benefit Plan within the meaning of Section 3(3) of ERISA.

         "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common law as now or hereafter in effect in any way relating to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) and the regulations promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any Person that is or was at any time treated as a single employer with the Company under Section 414 of the Code or Section 4001 of ERISA.

         "Hazardous Material" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the Company or its Subsidiaries conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Multiemployer  Plan" means any  Employee  Benefit  Plan  described  in
Section 3(37) of ERISA.

         "New Securities" means shares of Common Stock of the Company and any securities or other rights convertible or exchangeable into or exercisable for shares of Common Stock; provided, however, "New Securities" does not include (i) Common Stock issued or issuable upon conversion of the Convertible Preferred Stock issued to Purchasers; (ii) securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act; (iii) equity securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (iv) equity securities issued to management, directors or employees of the Company pursuant to plans and options to purchase equity securities issued in accordance with such plans approved by the Board; or (v) securities issued in connection with any merger, acquisition or other business combination by the Company.

         "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

         "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to the Purchasers; (ii) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company or its Subsidiaries; (iv) zoning, entitlement and other land use and environmental regulations by any governmental body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances that do not materially detract from the value of or materially interfere with the present use of any Company Property (as hereinafter defined) subject thereto or affected thereby.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Qualified Plan" means any Employee Benefit Plan that meets or is intended to meet the requirements of Section 401(a) of the Code.

         "Registrable Securities" means, (i) shares of Common Stock or other securities issued or issuable upon exercise of the Convertible Preferred Stock;
(ii) shares issued in connection with the exercise of the Preemptive Rights as set forth in Section 8.2; and (iii) any other shares of Common Stock or securities issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, mergers, consolidation, share exchange or similar events).

         "Release"  means  any  release,  spill,  emission,   leaking,  pumping,
injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;

         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "Subsidiaries" means each corporation in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

"Welfare  Plan" means any  Employee  Benefit  Plan  described in Section 3(1) of
ERISA.

              Authorization and Sale of Convertible Preferred Stock
              -----------------------------------------------------

         Authorization of Convertible Preferred Stock. At Closing, the Company will have authorized the issuance and sale to Purchasers of 27,000 shares of Convertible Preferred Stock, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached to this Agreement as Exhibit B hereto (the "Certificate of Designation").

         Sale and Purchase of Convertible Preferred Stock. In reliance on the representations and warranties of the Company contained herein and subject to the terms and conditions hereof, each Purchaser agrees to purchase from the Company, severally, and the Company agrees to sell to each Purchaser that number of shares of Convertible Preferred Stock set forth next to its name on Exhibit A hereto, for the purchase price of $1,000 per share.

         Use of Proceeds. The Company agrees to use the full proceeds from the sale of the Convertible Preferred Stock to pay acquisition costs, fees and expenses and other transaction costs and for working capital purposes.

                             Closing Date; Delivery
                             ----------------------

                  Closing Date. The closing of the purchase and sale of the Convertible Preferred Stock hereunder (the "Closing") shall be held at the offices of Katten Muchin & Zavis, 525 W. Monroe, Suite 1600, Chicago, Illinois 60661 on May 23, 1997, or on such other date or at such other place as Purchasers and the Company shall mutually agree (the date of the Closing being referred to herein as the "Closing Date"); provided that Fleming US Discovery Fund III, L.P., and Fleming US Discovery Offshore Fund III, L.P. (the "Fleming Funds") will close on or about June 4, 1997, or on such other date as the Fleming Funds and the Company shall mutually agree.

                  Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates evidencing the shares of Convertible Preferred Stock being purchased by it registered in such Purchaser's name against delivery to the Company of payment in an amount equal to the full purchase price of the shares of Convertible Preferred Stock being purchased by such Purchaser by certified check or wire transfer to an account designated by the Company.



                 Representations and Warranties of the Company
                 ---------------------------------------------

         The Company hereby represents and warrants to, and agrees with, Purchasers as follows:

                  Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has all requisite power and authority to carry on its business, (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, and reasonably could not be expected to, have a material adverse effect on the business, operations, assets, financial condition, results of operations or business prospects of the Company and its Subsidiaries (a "Material Adverse Effect"). The Company has the corporate power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to
(i) own, lease and operate its properties and to carry on its business as now being conducted and (ii) execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby.

                  Capitalization.
                  ---------------

                           The authorized  capital stock of the Company consists
of 30,000,000 shares of common stock, par value $.001 per share ("Common Stock") of which 15,912,999 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 27,000 shares are Convertible Preferred Stock authorized for issuance hereunder. Other than the Convertible Preferred Stock issued pursuant to this Agreement, there are no other shares of Preferred Stock outstanding. The Company has reserved for issuance 3,130,435 shares of Common Stock upon conversion of the authorized shares of Convertible Preferred Stock. Except as listed on Schedule 4.2 and other than obligations arising under any Company Plan also identified on
Schedule 4.2, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                           The issued and outstanding shares of capital stock of
the Company are duly authorized, validly issued, fully paid and nonassessable. The shares of Convertible Preferred Stock to be issued pursuant to this Agreement, upon delivery to Purchaser of certificates therefor against payment in accordance with the terms of this Agreement, and the shares of Common Stock issuable upon conversion of such Convertible Preferred Stock of the

Company when issued upon conversion of such Convertible Preferred Stock in accordance with the Certificate of Designation, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens (excluding those of Purchasers) and (iii) assuming that the representations of Purchasers in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

                  Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all Subsidiaries of the Company, showing (as to each such Subsidiary) the date of its incorporation and the jurisdiction of its incorporation. The Company is the sole stockholder of each Subsidiary. The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares represented as being owned by the Company are owned by it, free and clear of all Liens, other than Liens held by Harris Trust and Savings Bank, the Company's senior lender. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

                  Partnerships. The Company is not a party to, and does not hold, any equity interests in any partnership or limited partnership of any kind.

                  Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered in connection herewith (the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, including stockholder, action on the part of the Company. Each Transaction Document has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement and may be limited by federal or state securities laws or public policy relating thereto.

                  Consents. Except as set forth in Schedule 4.6, other than filing the Certificate of Designation with the Delaware Secretary of State contemporaneously herewith, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or other Person on the part of the Company is required in connection with the valid execution and delivery by the Company of the Transaction Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party.

                  Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.

                  Insurance. The Company and it Subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

                  Patents and Trademarks. The Company and its Subsidiaries have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for the conduct of their businesses in the ordinary course. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. A list of all patents and trademarks owned by the Company or any of its Subsidiaries is set forth on
Schedule 4.9(a). Except as set forth on Schedule 4.9(b), within the past five years, the Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor is the Company aware of any such violations.

                  Compliance with Other Instruments and Legal Requirements.
                  ---------------------------------------------------------

                           None of the Company or any of its  Subsidiaries is in
violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. None of the Company or any of its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises). The execution, delivery and performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

                           The Company and its Subsidiaries  have all Permits of
all governmental entities required to conduct their respective businesses as proposed to be conducted, except to the extent that the failure to have such Permits would not, and reasonably could not be expected to, have a Material Adverse Effect.

                  Material Agreements; Action. Except as set forth on Schedule 4.11, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound which call for an expenditure by the Company of over $100,000 in any single year regarding: (i) any of their respective officers, directors stockholders or partners or any Affiliate thereof; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area, provided, however, that this subsection (iii) is not subject to the limitation of expenditure of over $100,000 in any single year; (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money; or (vi) the license of any Intellectual Property, other material proprietary right to or from the Company or any of its Subsidiaries. To the Company's Knowledge, all such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company or any of its Subsidiaries is in material default under any such agreements nor, to the Company's knowledge, is any other party to any such agreements in material default thereunder in any respect.

                  Disclosure. Neither this Agreement nor any of the Transaction Documents nor any exhibit hereto, nor any report, certificate, or instrument furnished to Purchaser or its counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  Brokers' Fees. Except for Coopers & Lybrand Securities LLC, whose fees will be paid solely by the Company, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

                  Registration Rights. Except as set forth in Schedule 4.14, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

                  Real Property.
                  --------------

                           None of the  Company  or its  Subsidiaries  owns real
property or interests in real property. Schedule 4.15 sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, and none of the Company or any of its Subsidiaries has received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the Real Property Leases, except to the extend such default would not, and reasonably could not be expected to, have a Material Adverse Effect. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear) except for deficiencies which do not have a Material Adverse Effect.

                           There does not exist any actual,  or to the Company's
Knowledge, threatened or contemplated, condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company or any of its Subsidiaries has received any written notice of the intention of any governmental body or other Person to take or use all or any part thereof.

                  Tangible Personal Property.
                  ---------------------------

                           Schedule  4.16  sets  forth all  leases  of  personal
property ("Personal Property Leases") involving annual payments in excess of $150,000 relating to personal property used in the business of the Company and its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound.

                           Each of the Company and its  Subsidiaries has a valid
leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no material default under any Personal Property Lease by the Company or any of its Subsidiaries, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a material default thereunder.

                           Except as set  forth on  Schedule  4.16,  each of the
Company and its Subsidiaries has good and marketable title to all of the items of tangible personal property reflected in the balance sheets referred to in
Section 4.18 (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                           All of the items of tangible  personal  property used
by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used except for deficiencies which do not have a Material Adverse Effect.

                  Environmental Matters.

                           The  operations  of  each  of  the  Company  and  its
Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

                           Each of the Company and its Subsidiaries has obtained
all Permits required under all applicable Environmental Laws necessary to operate its business;

                           Neither the Company  nor any of its  Subsidiaries  is
the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                           None of the  Company or any of its  Subsidiaries  has
received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                           None of the  Company or any of its  Subsidiaries  has
any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

                           There  are  no   investigations   of  the   business,
operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to the Company's Knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law; and

                           There is not located at any of the properties  owned,
leased or operated by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls.


                  Company SEC Reports and Financial Statements.
                  ---------------------------------------------

                           The  Company  has  delivered  to  Purchaser  true and
complete copies of all periodic reports, statements and other documents that the Company has filed with the Securities and Exchange Commission (the "SEC") under the Exchange Act of 1934 (the "Exchange Act") since December 31, 1995 (collectively, the "Company SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. As of their respective dates, each of the Company's SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and the rules and regulations promulgated thereunder, respectively, (ii) were filed in a timely manner, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

                           Each of the audited consolidated financial statements
of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is accurate and complete and fairly presents, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis through the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-B, the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

                           Except   as  and  to  the   extent   set   forth  (or
incorporated by reference) in the Company's Annual Report on Form 10-KSB for the calendar year ended December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether due or to become due, accrued, fixed, contingent, liquidated, unliquidated or otherwise) that would be required by GAAP to be accrued on, reflected on, or reserved against it, in a consolidated balance sheet (or in the applicable notes thereto) of the Company or any of its Subsidiaries prepared in accordance with GAAP consistently applied, other than liabilities or obligations which arose in the ordinary course of business and consistent with past practices since such date and which do not or would not individually or in the aggregate have a Material Adverse Effect.

                  Changes. Except as set forth on Schedule 4.19, since December 31, 1996, there has not been:

                           any  change  in the  assets,  liabilities,  financial
condition or operating results of the Company or any of its Subsidiaries, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

                           any  damage,  destruction  or  loss,  whether  or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries;

                           any waiver by the Company or any of its  Subsidiaries
of a valuable right or of a material debt owed to it outside of the ordinary course of business or that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                           any  satisfaction or discharge of any Lien or payment
of any obligation by the Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                           any change or amendment to a contract or  arrangement
by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                           other than in the ordinary  course of  business,  any
material increase in any compensation arrangement or agreement with any employee of the Company or any of its Subsidiaries receiving compensation in excess of $50,000 annually;

                           any  events or  circumstances  that  otherwise  could
reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

                           none of the Company nor any of its  Subsidiaries  has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests,
(ii) incurred any indebtedness for money borrowed in excess of $100,000, other than bank borrowings in the ordinary course of business, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $50,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $50,000 in any one transaction or series of related transactions.

                  Employee Benefit Plans.
                  -----------------------

                           Schedule  4.20(a)  contains a complete  and  accurate
list of all Company Plans and Company Benefit Arrangements. Schedule 4.20(a) specifically identifies all Company Plans (if any) that are Qualified Plans.

                           With  respect,  as  applicable,  to Employee  Benefit
Plans and Benefit Arrangements and except as would not result in liability in excess of $50,000 (for purposes of this Section 4.20, a Material Adverse Effect):

                           each  Qualified Plan that is a Company Plan qualifies
under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code;

                           the Company and the  Subsidiaries  have no  liability
(whether actual or contingent, direct or indirect) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                           each   Company   Plan   and  each   Company   Benefit
Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                           there are no pending claims or lawsuits by,  against,
or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company, and no such claim or lawsuit (other than routine claims for benefits) has been asserted, instituted or, to the knowledge of the Company and the Subsidiaries, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, or the Company or the Subsidiaries. To the knowledge of the Company and the Subsidiary, the Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to a Qualified Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

                           no  Company  Plan  or  Company  Benefit   Arrangement
contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement, and no payment under any Company Plan or Company Benefit Plan arising as a result of the transactions contemplated by this Agreement, would constitute an excess parachute payment within the meaning of Section 280G of the Code;

                           with respect to each Company Plan, there has occurred
no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any Stockholder, officer, director, or employee of the Company;

                           all  material  reporting,   disclosure,   and  notice
requirements of ERISA and the Code have been satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                           payment has been made of all amounts that the Company
and each Subsidiary is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement and all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date;

                           the Company and the  Subsidiaries  have no  liability
(whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                           all group  health  plans of the Company and its ERISA
Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code;

                           no  employee  or former  employee  of the  Company or
beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any welfare benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) deferred compensation benefits accrued as liabilities on the Closing Statement or listed in Schedule 4.20(a) or (ii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

                        Schedule 4.20(c) hereto sets forth an accurate list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of
(a) December 31, 1996 and (b) the date hereof.

                  (d)  The   Company   has  not   declared  or  paid  any  bonus
compensation  in  contemplation   of  the  transactions   contemplated  by  this
Agreement.

                  Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and all such returns, reports and statements are true, complete and correct in all respects. All taxes, charges and other impositions due and payable by the Company and its Subsidiaries have been paid in full on a timely basis except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of the Company or Subsidiary in accordance with GAAP consistently applied. The provision for taxes of each of the Company and its Subsidiaries as shown in the Company SEC Reports is sufficient for all unpaid taxes, charges and other impositions of any nature due or accrued as of the date hereof, whether or not assessed or disputed. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The Company has not received notice of any audit or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, charges or other impositions. None of the Company or any of its Subsidiaries has agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Further, none of the Company or any of its Subsidiaries has any obligation under any tax-sharing agreement.

                  Minute Books. The minute books of the Company and each of its Subsidiaries contain a complete summary of all material actions by their respective  directors  and  stockholders  since  the  date of  their  respective incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  Labor and Employment Matters. With respect to employees of and service providers to the Company and the Subsidiaries: (a) the Company and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice; (b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's or any Subsidiary's knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's or any Subsidiary's knowledge, threatened against or directly affecting the Company or any Subsidiary; (d) to the Company's or any Subsidiary's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's or any Subsidiary's knowledge, no claims therefor exist or have been threatened; (f) the employees of the Company and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary; and (g) to the Company's knowledge, all Persons classified by the Company or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so. To the Company's knowledge, none of the employees of the Company or any of its Subsidiaries is obligated under any contract or other agreement (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that materially interferes with the use of the employee's best efforts to promote the interests of the Company and its Subsidiaries or conflicts with the business as proposed to be conducted by the Company or its Subsidiaries.



           Representations, Warranties and Covenants of the Purchasers
           -----------------------------------------------------------

         Each Purchaser severally hereby represents and warrants to and agrees with the Company, as to itself only, as follows:

                  Accredited Investor; Experience; Risk. Purchaser is an accredited investor within the definition of Regulation D promulgated under the Securities Act. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Convertible Preferred Stock pursuant to this Agreement.

                  Investment. Purchaser is acquiring the Convertible Preferred Stock for investment purposes only, for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law.

                  Authorization. Purchaser represents that it has all requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Assuming the due authorization, execution and delivery of the Transaction Documents by each other party thereto, each Transaction Document to which Purchaser is a party constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto.

                  Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or other Person on the part of Purchaser is required in connection with the valid execution and delivery by Purchaser of the Transaction Documents to which it is a party, or the consummation by Purchaser of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the Closing.

                  Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Purchaser.

                  Plan Assets. Purchaser is not, and no source of the funds to be used by Purchaser to acquire the Convertible Preferred Stock are, a "Plan Asset" as such phrase is defined within the U.S. Department of Labor regulations 2510.3-101.

                  Restrictive Legends. Purchaser understands that the certificates or other instruments representing each of the shares of Convertible Preferred Stock and the shares of common stock issuable upon conversion thereof (the "Conversion Shares"), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates) until such time as the sale of the Conversion Shares have been registered under the Securities Act as contemplated hereunder:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

If such Purchaser desires to sell or otherwise dispose of all or any part of the Convertible Preferred Stock or shares of any Conversion Shares owned by it under an exemption from registration under the Securities Act, and if requested by the Company, such Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.


                      Conditions to Closing of Purchasers
                      -----------------------------------

         Each Purchaser's obligation to purchase the Convertible Preferred Stock at the Closing is, at the option of that Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

                  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  Opinion of Company's Counsel. Purchasers shall have received from Katten Muchin & Zavis, counsel to the Company, an opinion addressed to Purchasers, dated the Closing Date, in substantially the form of Exhibit C hereto.

                  No Material Adverse Change. Since December 31, 1996, there shall not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  Certificate of Designation. The Certificate of Designation shall have been duly adopted and executed by the Company and filed with the Delaware Secretary of State.

                  State Securities Laws. All registrations, qualifications and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

                  Issuance of Shares. The Company shall have issued at least 19,000 shares of Convertible Preferred Stock at the Closing pursuant to this Agreement.

                  Certificates. Purchasers shall have received a certificate of the President or the Chief Financial Officer of the Company to the effect set forth in Sections 6.1, 6.2, 6.4, and 6.5.

                  Organizational Documents. The Company shall have delivered to each Purchaser certified copies of the charter and bylaws of the Company in effect at the Closing.

                  Stockholders' Agreement. The Company and Scott Anixter shall have executed and delivered to each Purchaser a stockholders' agreement substantially in the form of Exhibit D hereto (the "Stockholders' Agreement").

                  Consents. The Company shall have received the consents, or waivers thereto, set forth on Schedule 4.2.



                      Conditions to Closing of the Company
                      ------------------------------------

         The Company's obligation to issue and sell the Convertible Stock at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

                  Representations. The representations and warranties made by each Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

                  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by each Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

                  Purchase Price. Each Purchaser shall have tendered the purchase price for the Convertible Preferred Stock as set forth on Exhibit A hereto by certified check or wire transfer, subject to the later Closing scheduled for the Fleming Funds.

                  Certificate. The Company shall have received a certificate from each Purchaser to the effect set forth in Sections 7.1 and 7.2.

                  Stockholders' Agreement. Each Purchaser shall have executed and delivered to the Company the Stockholders' Agreement.

                  Consents. The Company shall have obtained the consents, or waivers thereto, set forth on Schedule 4.2.



                            Covenants of the Company
                            ------------------------

                  Information. After the Closing Date and until a Purchaser (i) no longer owns any shares of Convertible Preferred Stock or (ii) requests otherwise, the Company will send each Purchaser any and all materials which it sends to the holders of its Common Stock. Additionally, commencing on May 1, 1999, in the event that a Purchaser owns any of the shares of Convertible Preferred Stock, the Company, upon written request of that Purchaser, shall deliver to that Purchaser the information specified in this Section 8.1:

                  Monthly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each monthly fiscal period (other than the last monthly fiscal period of the fourth fiscal quarter of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the comparable periods of the preceding fiscal year. All such financial statements shall be prepared in accordance with GAAP on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Company's president or chief financial officer to such effect.

                  Board Materials. As soon as available, all materials which the Company distributes to the members of the Board of Directors will be sent to Purchaser.

                  Other Reports and Statements. Promptly (but in any event within ten (10) days) after any distribution to its stockholders generally, to its directors or to the financial community of an annual report, definitive proxy statement, registration statement or other similar report or communication, a copy of each such annual report, proxy statement, registration statement or other similar report or communication and promptly (but in any event within ten (10) days) after any filing by the Company with the SEC or with any national securities exchange or market system, of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

                  A Purchaser  who requests  such  information  pursuant to this
Section 8.1 (a "Requesting Purchaser") hereby acknowledges that it is aware of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, a Requesting Purchaser hereby agrees that while it is in possession of material nonpublic information with respect to the Company and its subsidiaries, such Requesting Purchaser will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws. Such Requesting Purchaser also agrees that, if requested by the Company, such Requesting Purchaser will cause any of its representatives, consultants or advisors who have been or may become apprised of any material nonpublic information about the Company to give a written undertaking to the same effect to the Company.

                  Preemptive Rights. If, after the Closing Date, the Company shall propose to issue or sell New Securities or enters into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any New Securities and a Purchaser still holds twenty percent (20%) of the Convertible Preferred Stock acquired hereby by such Purchaser, then each such Purchaser shall have the right to purchase that number of New Securities at the same price and on the same terms proposed to be issued or sold by the Company so that such Purchaser would after the issuance and sale of all such New Securities, hold the same proportional interest of the then outstanding shares of Common Stock (assuming that any outstanding securities or other rights, including the Convertible Preferred Stock, convertible or exchangeable into or exercisable for Common Stock have been converted, exchanged or exercised) as was held by such Purchaser immediately prior to such issuance and sale (the "Proportionate Percentage").

                  The Company shall give each Purchaser written notice of its intention to issue and sell New Securities, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have twenty-five (25) days from the giving of such notice to agree to purchase all (or any part) of its Proportionate Percentage of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  If Purchasers fail to exercise in full such right within twenty-five (25) days, the Company shall have one hundred twenty-five (125) days thereafter to sell the New Securities in respect of which Purchasers' rights were not exercised, at a price and upon general terms and conditions no more favorable to the buyers thereof than specified in the

Company's notice to Purchasers pursuant to this Section. If the Company has not sold the New Securities within such one hundred twenty-five (125) day period, the Company shall not thereafter issue or sell any New Securities, except by giving Purchasers the right to purchase their Proportionate Percentage in the manner provided above.

                  Shelf Registration.
                  -------------------

                           Within 45 days after the  Closing  Date,  the Company
shall prepare and file with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by
Purchasers of all of the Registrable Securities (the "Initial Shelf Registration"). The Registration Statement for any Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Purchasers in the manner or manners designated by them. The Company shall use its best efforts to cause the Initial Shelf Registration to become effective under the Securities Act as promptly as is practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the end of the Effectiveness Period. If the Company fails to file the Initial Shelf Registration within 45 days after the Closing Date, then, unless such a delay is attributable to any Purchaser not timely providing information reasonably requested by the Company, the dividend payable upon the Convertible Preferred Stock shall increase to 15% per annum until such Initial Shelf Registration is filed. In such instance, upon filing such Initial Shelf Registration, the dividend shall revert to 5%. Notwithstanding the foregoing, until the Initial Shelf Registration is declared effective by the Securities and Exchange Commission, no shares of Convertible Preferred Stock shall be converted pursuant to Section 4(b) of the Certificate of Designation.

                           If the Initial Shelf  Registration  or any Subsequent
Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities shall have been sold or shall have ceased to be Registrable
Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

                           The  Company  shall  supplement  and  amend the Shelf
Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act or the SEC, or if reasonably requested by Purchasers.

                           From time to time, the Company shall prepare and file
with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provide Purchasers copies of any documents filed in such numbers as Purchasers shall reasonably request; and inform Purchasers that the Company has complied with its obligations and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such Registrable Securities (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify Purchasers to that effect, will use its best efforts to secure promptly the effectiveness of such post-effective amendment and will immediately so notify Purchasers when the amendment has become effective).

                           Registration Expenses. All fees and expenses incident
to the Company's performance of or compliance with a Shelf Registration pursuant to this Agreement shall be borne by the Company whether or not any

Registration Statement becomes effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel to Purchasers in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Purchaser may designate)), (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and counsel for Purchasers in connection with the Registration not to exceed $10,000, (v) fees and disbursements of the Company's independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance) and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the Nasdaq Stock Market, as the case may be, on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this subsection, Purchasers shall pay all registration expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of Purchasers.

                     Indemnity.
                     ----------

                           In the event of the  registration or qualification of
any Registrable Securities pursuant to a Shelf Registration, the Company agrees to indemnify and hold harmless each Purchaser, each officer, director, employee, agent and representative of each Purchaser, each underwriter, broker or dealer, if any, of such Registrable Securities, and each other Person, if any, who controls such Purchaser, underwriter, broker or dealer within the meaning of the Securities Act, Exchange Act or any other applicable securities laws, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any of them may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (including all documents incorporated therein by reference) under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each Purchaser, each officer, director, employee, agent and representative of each Purchaser, each such underwriter, broker or dealer and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto or violation in reliance upon and in conformity with written information furnished to the Company by any Purchaser, or any officer, director, employee, agent or representative of any Purchaser specifically and expressly for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus so long as such Prospectus, and any amendments or supplements thereto, have been furnished to such underwriter in sufficient numbers and in a timely-manner to permit distribution thereof.

                           In the event of the  registration or qualification of
any Registrable Securities pursuant to a Shelf Registration, each Purchaser severally agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.3(f)(i) above) the Company, its officers and directors and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission (i) arises from information provided by that Purchaser and (ii) was made in reliance upon and in conformity with written information which that Purchaser furnished to the Company through an instrument duly executed by it specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by that Purchaser. Notwithstanding the foregoing, no Purchaser shall be liable under this Section 8.3(f)(ii) for an amount in excess of that Purchaser's purchase price as set forth on Exhibit A.

                           Promptly  after  receipt  by  a  Person  entitled  to
indemnification under this Section 8.3(f) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed pursuant to a Shelf Registration or as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action provided that the Indemnifying Party shall not settle or compromise such action, except upon the prior written consent of the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that the assumption of such defense shall not give rise in the reasonable opinion of the Indemnified Party or its counsel to any conflict. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding, (B) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it that are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by the Indemnified Party (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle or compromise such action; provided, however, that an Indemnifying Party shall not be liable for the settlement or compromise of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

                  Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Section, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities that Purchasers would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation, or reorganization.

                  Delay and Holdback of Registration.
                  -----------------------------------

                  (a) With regard to and notwithstanding Section 8.3, the Company may delay filing a registration statement for a period of time not to exceed thirty (30) trading days, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. The Company may exercise its rights under this Section 8.4(a) no more than two times per calendar year. During any period (a "Tolling Period") for which the Company has exercised its rights under this Section 8.4(a), any mandatory conversion under Section 4(b) of the Certificate of Designation will be delayed until the first business day after the Tolling Period.

                  (b) If, after a registration statement becomes effective, the Company advises Purchasers that the Company considers it appropriate for the registration statement to be amended, the Company shall use its best reasonable efforts to amend such registration statement as soon as practicable and the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been so amended.

                  Negative Covenants. So long as twenty percent (20%) of the shares of Convertible Preferred Stock issued hereunder are then outstanding, without the prior written consent of holders owning a majority of the then outstanding shares of Convertible Preferred Stock, the Company shall not:

                           Issue any  shares  or class or  series  of  Preferred
Stock or Common Stock which is senior to, or pari passu with, the Convertible Preferred Stock (other than the Convertible Preferred Stock issued pursuant hereto);

                           Declare or pay any  dividend  on its Common  Stock if
any dividends are unpaid on the Convertible Preferred Stock; or

                           Redeem  for cash any other  securities  issued by the
Company.

                           Directly  or  indirectly,   enter  into  any  merger,
consolidation or other reorganization in which the Company shall not be the surviving corporation, unless (i) such merger, consolidation or reorganization is completed in compliance with Section 8.3(g) of this Agreement and Section 4(d)(iv) of the Certificate of Designations, and (ii) the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement and the Certificate of Designations.



                                 Miscellaneous
                                 -------------

                  Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by (i) the Company and (ii) Purchasers holding a majority in interest of the Convertible Preferred Stock issued and sold pursuant to this Agreement and the shares of Common Stock issuable upon conversion thereof.

                  Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

                           if to the Company:

                           Anicom, Inc.
                           6133 North River Road, Suite 1000
                           Rosemont, Illinois  60018-5171
                           Attn: Chief Financial Officer
                           Facsimile No.: (847) 518-8777

                           with a copy to:

                           Katten Muchin & Zavis
                           525 West Monroe Street, Suite 1600
                           Chicago, Illinois 60661-3693
                           Attn: Jeffrey R. Patt
                           Facsimile No.: (312) 902-1061

                           if to the Purchaser:

                           To the address  listed next to each such purchaser on
Exhibit A hereto.

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

                  Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Convertible Preferred Stock and payment therefor for a period of two (2) years; provided, however, that the representations and warranties made in Sections 4.17 (Environmental), 4.20 (Benefits) and 4.21 (Taxes) shall survive the applicable statutory period of limitations with respect to any liabilities covered thereby.

                  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Convertible Preferred Stock. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto;
provided, however, a Purchaser may assign its rights and delegate its obligations under this Agreement upon the Company's prior written consent which consent will not be unreasonably withheld. The Parties agree that, among other reasons, it will be reasonable for the Company to withhold such consent if the proposed assignee is a competitor to the Company or an Affiliate thereof.

                  Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

                  Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                  Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  Costs and Expenses. The Company shall pay all reasonable fees and disbursements of Purchasers' legal counsel as well as other reasonable out-of-pocket expenses incurred by Purchasers in connection with the negotiation and execution of the Transaction Documents (including amounts paid or owed to third parties), not to exceed the amounts set forth in Schedule 9.9.

                  Indemnification.
                  ----------------

                           The Company  agrees to  indemnify  and hold  harmless
each Purchaser and its Affiliates, and its respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (each, a "Purchaser Indemnified Party"), from and against any and all actual losses, claims, damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss" or "Losses"), which may be incurred by or asserted or awarded against any Purchaser Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or any use made or proposal to be made with the proceeds of Purchasers' purchase of the Convertible Preferred Stock pursuant to this Agreement, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, whether or not any of the transactions contemplated by this Agreement or the other Transaction Documents are consummated, except to the extent such Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Purchaser Indemnified Party's gross negligence or willful misconduct.

                           Each Purchaser severally agrees to indemnify and hold
harmless the Company and its Affiliates, and its respective officers, directors, employees, agents, consultants, attorneys and advisers (each, a "Company Indemnified Party"), from and against any and all Losses, which may be incurred by or asserted or awarded against any Company Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to any breach of any representation, warranty or covenant made by such Purchaser in this Agreement. Notwithstanding the foregoing, no Purchaser shall be liable under this Section 9.10(b) for an amount in excess of that Purchaser's purchase price as set forth on Exhibit A.

                           An indemnified party shall give written notice to the
indemnifying party of any claim with respect to which it seeks indemnification within ten (10) days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to this Section 9.10; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9.10, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any indemnified party, the indemnifying party shall be entitled to participate in and, unless in the reasonable good faith judgment of the indemnified party a conflict of interest between such indemnified party and the indemnifying party may exist in respect of such action or claim, to assume the defense thereof, with counsel satisfactory to the indemnified party and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such action or claim the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this Section
9.10 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the indemnified party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim.

                  No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any Person (specifically including any employees of the Company and its Subsidiaries) or entity that is not a party to this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              CONVERTIBLE PREFERRED
                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed effective as of the date first above written.


                                    ANICOM, INC.

                                    By:  ______________________________________
                                         Donald C. Welchko,
                                         Chief Financial Officer




                                    PURCHASERS:

                                    CAHILL WARNOCK STRATEGIC PARTNERS FUND, L.P.

                                    By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P.,
                                        its general partner

                                    By: ________________________________________
                                        David L. Warnock, a general partner



                                    STRATEGIC ASSOCIATES, L.P.

                                    By: CAHILL WARNOCK & COMPANY, L.L.C., its
                                        general partner

                                        By: ____________________________________
                                            David L. Warnock, a managing member

                FLEMING US DISCOVERY FUND III, L.P.

                  By:   FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                        By:      FLEMING US DISCOVERY, LLC, its general partner

                                 By: ___________________________________________
                                          Robert L. Burr, member


                FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                  By:   FLEMING US DISCOVERY PARTNERS, L.P., its general partner

                        By:      FLEMING US DISCOVERY, LLC, its general partner

                                 By: ___________________________________________
                                          Robert L. Burr, member

                ________________________________________________________________
                Peter H. Huizenga


                ________________________________________________________________
                Heidi A. Huizenga


                PETER H. HUIZENGA TESTAMENTARY TRUST

                  By: __________________________________________________________

                    Its: _______________________________________________________


                BETSY HUIZENGA TRUST

                  By: __________________________________________________________

                    Its: _______________________________________________________


                GRETA HUIZENGA TRUST

                  By: __________________________________________________________

                    Its: _______________________________________________________


                PETER HUIZENGA JR. TRUST

                  By: __________________________________________________________

                    Its: _______________________________________________________


                TIMOTHY DEAN HUIZENGA TRUST

                  By: __________________________________________________________

                    Its: _______________________________________________________


                SUMMER HILL PARTNERS, L.P.

                  By:   Summer Hill, Inc., its general partner
                      __________________________________________________________

                        By: ____________________________________________________
                                 Richard L. Roeding, President

                          SUMMER HILL R.T. ENTERPRISES LIMITED PARTNERSHIP

                            By:   Summer Hill, Inc., its general partner

                                By: __________________________________________
                                           Richard L. Roeding, President


                          GARFAM INVESTORS LLC

                            By: ________________________________________________
                                   Thomas Mueller, Treasurer


                          S. JAMES PERLOW

                          ______________________________________________________



                          EARL PERLOW


                          ______________________________________________________



                          MARK PERLOW


                          ______________________________________________________


                          KA TRADING

                          By:  _________________________________________________
                                  Irv Kessler
                                  Title:

                          KA MANAGEMENT

                          By:  ______________________________________________
                                  Irv Kessler
                                  Title:

                    CEW PARTNERS

                    By:  __________________________________________________
                            Geoffrey Colvin
                            Title:



                    TRUST INVESTMENTS, INC.

                    By:  __________________________________________________
                            M. Terence Conklin
                            Title:

                    THE LINCOLN FUND, L.P.

                    By: MATLINS FINANCIAL CONSULTING, INC., its general partner

                            By: ___________________________________________
                                     Neal Matlins, President



                    THE LINCOLN FUND TAX ADVANTAGE, L.P.

                    By: MATLINS FINANCIAL CONSULTING, INC., its general partner

                            By: ___________________________________________
                                     Neal Matlins, President


                    THE GORDON FUND, L.P.

                    By:     LIGHTHOUSE CAPITAL MANAGEMENT, L.L.C.


                        By: _______________________________________________
                                     Neal Matlins, President



                                    EXHIBIT A
                                    ---------

                                                              Number of Shares
                                                              of Convertible
Purchaser                           Address                   Preferred Stock   Purchase Price
---------                           -------                   ---------------   --------------

Cahill, Warnock                     One South Street          7,580             $7,580,000
Strategic Partners                  Suite 2150
Fund, L.P.                          Baltimore, MD  21202
                                    Attn:   David Warnock
                                            Hyonmyong Cho (Hoch)

                                      -27-



                                    with a copy to:
                                    Wilmer, Cutler & Pickering
                                    100 Light Street
                                    Baltimore, Maryland 21202
                                    Attn:  George P. Stamas

Strategic Associates, L.P.          One South Street            420             420,000
                                    Suite 2150
                                    Baltimore, MD  21202
                                    Attn:   David Warnock
                                            Hyonmyong Cho (Hoch)

                                    with a copy to:

                                    Wilmer, Cutler & Pickering
                                    100 Light Street
                                    Baltimore, Maryland 21202
                                    Attn:  George P. Stamas

Fleming US Discovery                320 Park Avenue           6,895         6,895,000
Fund III, L.P.                      New York, NY  10022
                                    Attn:   Robert L. Burr
                                            Chris Jones
                                            David Edwards

                                    with a copy to:

                                    Morgan, Lewis, Bockius, LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Attn:  David Pollack


                                      -28-





                                                              Number of Shares
                                                              of Convertible
Purchaser                           Address                   Preferred Stock   Purchase Price
---------                           -------                   ---------------   --------------


Fleming US Discovery                320 Park Avenue           1,105              1,105,000
Offshore Fund III, L.P.             New York, NY  10022
                                    Attn: Robert L Burr
                                           Chris Jones
                                           David Edwards

                                    with a copy to:

                                    Morgan, Lewis, Bockius, LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Attn:  David Pollack

Peter H. Huizenga
   Testamentary Trust                                         3,000              3,000,000
Peter H. Huizenga                                             1,000              1,000,000
Heidi A. Huizenga                                             500                  500,000
Betsy Huizenga Trust                                          125                  125,000
Greta Huizenga Trust                                          125                  125,000
Peter Huizenga Jr. Trust                                      125                  125,000
Timothy Dean Huizenga Trust                                   125                  125,000
in each case, c/o:
Huizenga Capital                    2215 York Road
Management                          Suite 500
                                    Oak Brook, IL  60521
                                    Attn:   Mike Wik

                                    with a copy to:

                                    Hlustik, Williams &
                                      Vander Woude
                                    20 N. Wacker Drive
                                    Suite 2800
                                    Chicago, IL  60606
                                    Attn:   Paul Vander Woude

Summer Hill Partners, L.P.                                    1,000             1,000,000
Summer Hill R.T. Enterprises
   Limited Partnership                                        1,000             1,000,000
Garfam Investors, L.L.C.                                      200                 200,000
in each case, c/o:
Summer Hill, Inc.                   6800 Cintas Blvd.
                                    Mason, Ohio  45040
                                    Attn:   Thomas P. Orr
                                            Rick Roeding, Jr.



                                      -29-




S. James Perlow                     2900 S. 25th Ave.                  334    334,000
                                    Broadview, IL  60153

Earl Perlow                         2900 S. 25th Ave.                  333    333,000
                                    Broadview, IL  60153

Mark Perlow                         2900 S. 25th Ave.                  333    333,000
                                    Broadview, IL  60153

KA Trading                          1712 Hopkins Crossroads            825    825,000
                                    Minneapolis, MN  55305
                                    Attn:   Andrew Redleaf
                                            Richard Field

KA Management                       1712 Hopkins Crossroads            425    425,000
                                    Minneapolis, MN  55305
                                    Attn:   Andrew Redleaf
                                            Richard Field

CEW Partners                        45 Rockerfeller Plaza              500    500,000
                                    New York, NY  10020
                                    Attn:   Geoffrey Colvin

Trust Investments, Inc.             52 Stiles Road                     500    500,000
                                    Salem, NH  03079
                                    Attn:   M. Terence Conklin

The Lincoln Fund, L.P.              4 West Old State Capitol
                                    Plaza                             300     300,000
                                    Suite 810
                                    Springfield, IL  62701

The Lincoln Fund Tax                4 West Old State Capitol Plaza    100     100,000
Advantage, L.P.                     Suite 810
                                    Springfield, IL  62701

The Gordon Fund, L.P.               4 West Old State Capitol Plaza1    50     150,000
                                    Suite 810
                                    Springfield, IL  62701

                                      TOTAL                        27,000   $27,000,000


                                    Exhibit B
                                    ---------

   Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

                                    Exhibit C
                                    ---------

                         Company's Counsel Legal Opinion